UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

JOINT CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):      June 15, 2009

Rockwood Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32609	52-2277366
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

100 OVERLOOK CENTER, PRINCETON, NEW JERSEY		08540
(Address of Principal Executive Offices)		(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE:    (609) 514-0300

Rockwood Specialties Group, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	333-109686	52-2277390
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7101 MUIRKIRK ROAD, BELTSVILLE, MARYLAND		20705
(Address of Principal Executive Offices)		(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE:    (301) 470-3366

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2009, Rockwood Specialties Group, Inc. (the “Company”), a subsidiary of Rockwood Holdings, Inc., entered into the Amended and Restated Credit Agreement, dated as of June 15, 2009 (the “Restated Credit Agreement”), among the Company, as U.S. Borrower, Rockwood Specialties Limited, as UK Borrower, Rockwood Specialties International, Inc., as Guarantor, the lenders party thereto, Credit Suisse, as Administrative Agent and as Collateral Agent, and UBS Securities LLC and Goldman Sachs Credit Partners L.P., as Co-Syndication Agents.  The Restated Credit Agreement amends and restates in its entirety the Company’s existing credit agreement, dated as of July 30, 2004 (the “Existing Credit Agreement”).

The Restated Credit Amendment extends the maturity of certain term loans by providing for (i) approximately $939.9 million of new tranche H terms loans with a maturity date of May 15, 2014, the aggregate amount of which is deemed to convert a like amount of outstanding principal of existing tranche E term loans (that had a maturity date of July 30, 2012) under the Existing Credit Agreement and (ii) approximately €195.6 million of new tranche I terms loans with a maturity date of May 15, 2014, the aggregate amount of which is deemed to convert a like amount of outstanding principal of existing tranche G term loans (that had a maturity date of July 30, 2012) under the Existing Credit Agreement.  The Restated Credit Agreement also provides for an extension of the maturity of its revolving loans from July 30, 2010 to July 30, 2012, although the exact amount of commitments to be extended will not be known for several weeks following the effectiveness of the Restated Credit Agreement.

The Restated Credit Agreement also provides for a “LIBOR floor” of 2.00% applicable to all facilities subject to pricing based on adjusted LIBOR and it replaces grid-based performance pricing with the following applicable margins above adjusted LIBOR:  applicable margin for Tranches A-1 and A-2 of 3.00%; Tranche E of 2.75%; Tranche G of 3.00%; Tranche H of 4.25%; and Tranche I of 4.50%, in each case per annum, each with a .25% reduction for maintaining a designated credit rating.

In addition, the Restated Credit Agreement replaces the consolidated total debt to consolidated adjusted EBITDA ratio covenant with a senior secured debt to consolidated adjusted EBITDA ratio such that the Company may not permit its senior secured debt ratio to exceed (x) 4.40 to 1.00 on the last day of any fiscal quarter through and including March 31, 2010, (y) 4.25 to 1.00 on the last day of any fiscal quarter thereafter through and including September 30, 2010, and (z) 4.00 to 1.00 on the last day of any fiscal quarter thereafter.  The Restated Credit Agreement also resets the asset sales basket and increases the available amount basket that applies to certain investment, debt and capital expenditure negative covenants and certain other baskets.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1         Amended and Restated Credit Agreement, dated as of June 15, 2009, among Rockwood Specialties Group, Inc., Rockwood Specialties Limited, Rockwood Specialties International, Inc., the lenders party thereto, Credit Suisse, acting through its Cayman Islands Branch, as Administrative Agent and Collateral Agent, and UBS Securities LLC and Goldman Sachs Credit Partners L.P., as Co-Syndication Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS INC.

Date: June 17, 2009	By:	/s/ Michael W. Valente
Michael W. Valente
Assistant Secretary

ROCKWOOD SPECIALTIES GROUP INC.

Date: June 17, 2009	By:	/s/ Michael W. Valente
Michael W. Valente
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of June 15, 2009, among Rockwood Specialties Group, Inc., Rockwood Specialties Limited, Rockwood Specialties International, Inc., the lenders party thereto, Credit Suisse, acting through its Cayman Islands Branch, as Administrative Agent and Collateral Agent, and UBS Securities LLC and Goldman Sachs Credit Partners L.P., as Co-Syndication Agents